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                        NONCOMPETITION, NONSOLICITATION
                          AND NONDISCLOSURE AGREEMENT


         This Agreement made as of this 8th day of January, 1996, by and among MASADA SECURITY, INC., a Delaware corporation ("Masada"), and PAUL KRISTYNIK and MARY KRISTYNIK, husband and wife residing in Austin, Texas, (collectively the "Sellers").

                               STATEMENT OF FACTS

         A. Masada is purchasing all of the stock in Kristynik Security Systems, Inc., a Texas corporation (the "Company") pursuant to the Stock Purchase Agreement dated January 8, 1996 between Masada and Sellers ("Stock Purchase Agreement") which is incorporated herein by this reference. The Company owns certain security monitoring accounts as listed on Schedule 3.18(a) of the Stock Purchase Agreement (the "Accounts"). This Agreement applies to the customer who is related to the Account, as well as the Account's location.

         B. Sellers are also the owners of Austin Central Monitoring, Inc., a Texas corporation ("Austin Central"). Austin Central provides monitoring services to the Accounts and also monitors other security monitoring accounts.

         C. In consideration of the payment of $50,000.00 to Sellers, the Sellers are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound, covenant and agree as follows:

         1. Nonsolicitation and Nonacceptance. The Sellers agree that following the Closing Date as defined in the Stock Purchase Agreement, they will not, directly or indirectly through affiliates, solicit nor accept (if the Accounts contact them) any business from any of the Accounts, including business for the purpose of providing electronic security, intercom, central vacuum, home automation, audio systems or related services (collectively, the "Services"); provided, however that Sellers will be allowed to (i) provide guard services to the Accounts, (ii) monitor the Accounts through Austin Central pursuant to the terms of a monitoring agreement entered into between Masada and Austin Central, (iii) monitor the Accounts which have been rejected in writing by Masada, and (iv) monitor the Accounts which terminate their relationship with the Company and enter into security monitoring agreements with business entities which have third party monitoring agreements with Austin Central; provided, however, that beginning with the expiration of the Holdback Period II (as defined in the Stock Purchase Agreement) and



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continuing as long as Sellers own a controlling interest in Austin Central,
Sellers will cause Austin Central to provide Masada with a monthly report which lists the Accounts who were customers of the Company at the Closing (as defined in the Stock Purchase Agreement) and who are then monitored by Austin Central. If contacted by the Accounts, the Sellers will inform them that the Seller can no longer provide the Services to the Accounts and that the Company is now owned by Masada who operates a U.L. certified monitoring station in Birmingham, Alabama.

         2. Noncompetition. The Sellers also agree that, for a period of three (3) years following the date of this Agreement, they will not, directly or indirectly through affiliates, take any action in competition with Masada in connection with the Accounts. Without limiting the generality of the foregoing, the Sellers will not, directly or indirectly through affiliates:

                 (a) manage, operate, join, control, participate or become interested in or be connected with, as an employee, partner, officer, director, stockholder, investor or otherwise, any business providing any of the Services to the Accounts except as provided in Section 1 of this Agreement;

                 (b) lend their credit or money for the purpose of establishing or operating any business providing any of the Services to the Accounts;

                 (c) furnish consultation or advice to any business providing any of the Services to the Accounts except for Services provided by Austin Central;

                 (d) permit their names to be used in connection with any business providing any of the Services to the Accounts; or

                 (e) sell or rent any equipment ancillary or necessary to any business providing any of the Services to the Accounts except for Services provided by Austin Central.

         3.      Nondisclosure.

                 (a) The Sellers acknowledge that they possess certain confidential, proprietary and trade secret information, materials and business concepts with respect to the Accounts, including information regarding sales, maintenance, service and marketing, customer lists and files, accounting data and methods, operating procedures, pricing policies, strategic plans, intellectual property, contracts and manufacturer's warranties (collectively, the "Proprietary Information"). In fact, the Sellers acknowledge that the Accounts' information included on Schedule 3.18(a) of the Stock Purchase Agreement constitutes proprietary information.

                 (b) The Sellers agree without Masada's prior written consent (i) never to publish, copy, disclose, allow to be disclosed, or use for their own benefit or for the benefit of any other person, firm, corporation or entity the Proprietary Information and (ii) to maintain strictly the confidentiality of the Proprietary Information at all times. The Sellers agree to take





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all necessary precautions to protect the Proprietary Information from unauthorized disclosure or use.

                 (c) The Sellers agree not to disclose financial and/or other terms of the Stock Purchase Agreement transaction except to their attorneys, accountants or other professional advisors or as required by law.

         4.      Acknowledgment.  The Sellers acknowledge and recognize that:

                 (a) this Agreement is necessary for the protection of the legitimate business interests of Masada in purchasing the stock of the Company;

                 (b) the execution and delivery of this Agreement is a mandatory condition precedent to Masada's closing its purchase of all of the stock in the Company from Sellers, without which such transactions will not close;

                 (c) the scope of this Agreement regarding duration and the level of activities restricted is reasonable;

                 (d) none of the Sellers, individually or jointly, has any intention of violating this Agreement during the time period set forth above; and

                 (e) the breach of this Agreement will be such that Masada will not have an adequate remedy at law because of the unique nature of the assets of the Company and the confusion to the Accounts that a breach would create.

         5. Remedy. The Sellers and Masada agree that the amount of damages resulting to Masada from the breach of this Agreement by the Sellers is difficult to ascertain. In the event that Masada in its sole discretion, elects to pursue a damage award the Sellers agree that Masada is entitled to liquidated damages from the Sellers of 48 times the monthly recurring revenue from the affected Accounts ("Liquidated Damages Multiple"). It is understood that the Liquidated Damages Multiple reflects not only the Purchase Price multiple paid for the Alarm Accounts pursuant to the Stock Purchase Agreement but also includes other factors including, but not limited to Masada's: (i) loss of operating cash flow; (ii) transition expenses; and (iii) costs (including opportunity costs) associated with enforcing this Agreement. The Sellers acknowledge and agree that the rights of Masada under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Masada if the Sellers fail to or refuse to perform their obligations under this Agreement and, notwithstanding any election by Masada to claim damages from the Sellers as a result of any such failure or refusal, Masada may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction,without the need to post a bond or other security to restrain any such failure or refusal. The Sellers represent and warrant that their expertise and capabilities are such that their obligations under this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent them from earning a livelihood. The Sellers also agree that





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Masada's remedy for a breach by the Sellers of this Agreement will not be limited to the payment made from Masada to the Sellers.

         6. Severability. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged to be invalid or unenforceable, the same will in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. Masada, and the Sellers intend this Agreement to be enforced as written. If any provision or any part thereof is held to be invalid or unenforceable because of the duration thereof or the level of restrictions, all parties agree that the person making such determination will have the power to reduce the duration and/or restrictions of such provision, and/or to delete specific words or phrases and in its modified form such provision will then be enforceable.

         7.      Resolution of Disputes.

                 (a) Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be settled by arbitration conducted expeditiously by binding arbitration under the rules then in effect of the American Arbitration Association, such arbitration hearing to be held in Austin, Texas. The arbitration proceedings shall be heard by one arbitrator selected from the proposed panel of arbitrators issued by the American Arbitration Association. Masada and Sellers shall attempt to select a mutually acceptable arbitrator. If the parties are unable to select a mutually acceptable arbitrator within five business days following the issuance of the list of potential arbitrators by the American Arbitration Association, Sellers, on the one hand, and Masada, on the other hand, shall each select one person from the list, and those two persons shall appoint a third person from the list, which person shall be the arbitrator for the dispute. All arbitration awards shall include an award of expenses, including, but not limited to, legal and accounting fees.

                 (b) The arbitration provisions of Section 7(a) shall be the sole and exclusive procedure for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

         8. Notices. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within five days after posting, if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid or, upon receipt by overnight courier maintaining records of receipt by addressee or if delivered by hand or telecopied with the original notice being mailed the same day by one of the foregoing methods and addressed as follows:





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                 IF TO MASADA AT:

                 Masada Security, Inc.
                 950 22nd Street North, Suite 800
                 Birmingham, Alabama 35203

                 Attention:  Mr. Terry W. Johnson

                 FACSIMILE:  1-800-531-3293


                 WITH COPY TO:

                 Burr & Forman
                 3100 SouthTrust Tower
                 420 North 20th Street
                 Birmingham, Alabama 35203

                 Attention:  W. Lee Thuston, Esq.

                 FACSIMILE:  (205) 458-5100


                 IF TO SELLERS AT:

                 1305 Silver Hill Drive
                 Austin, Texas 78746

                 Attention:  Paul and Mary Kristynik

                 FACSIMILE: (512) 328-0593





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                 WITH COPY TO:

                 Minter, Joseph & Thornhill, P. C.
                 811 Barton Springs Road
                 Suite 800
                 Austin, Texas 78704

                 Attention:  W. Routt Thornhill, Jr., Esq.

                 FACSIMILE:  (512) 478-5838


or at such address as the party may designate by ten days advance written notice to the other party. Notice shall be effective when delivered to a responsible person at the address of the addressee.

         9. Entire Agreement. This Agreement is an integrated document, contains the entire agreement between the parties, and wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between Masada and the Sellers with respect to such subject matter. No change, modification, extension, termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon the parties unless made in writing and signed by the parties.

         10. Interpretation. The descriptive headings of the Sections are for ease of reference only and will in no way affect or be used to construe or interpret this Agreement. All references to Sections and subsections contained in this Agreement are references to the Sections and subsections of this Agreement. The terms and conditions of this Agreement will not be construed against this drafter. The word "including" means "including without limitation."

         11. Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of any default or breach by the Sellers of this Agreement are cumulative and will not affect in any manner any other remedies that Masada may have by reason of such default or breach by the Sellers. The exercise of any right or remedy will be without prejudice to the right to exercise any other right or remedy provided herein, by law or by equity.

         12. Waiver. No waiver of any right or remedy allowed hereunder will be implied by the failure to enforce any such right or remedy. No express waiver will affect any such right or remedy other than that to which the waiver is applicable and only for that occurrence.

         13. Parties in Interest. This Agreement is binding upon and inures to the benefit of Masada and its successors and assigns and the permitted heirs, successors and assigns of the Sellers.





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         14.     Assignment.  Masada has the right to assign this Agreement to any third party without the consent of the Sellers. The Sellers have no right to assign this Agreement.

         15. Governing Law. This Agreement and the rights and the obligations of the parties are governed by and construed and enforced in accordance with the laws of the State of Texas without regard to its conflicts of law provisions.

         16. Joint and Several Obligations. The Sellers acknowledge that all of their agreements and covenants contained in this Agreement are made on a joint and several basis.

         17. Expenses. Masada and the Sellers each agree to pay all of their respective costs and expenses incident to the negotiation and preparation of this Agreement and to the performance and compliance with all agreements and conditions contained herein on their part to be performed or complied with, including the fees and costs of their counsel and accountants; provided, however, that the Sellers agree to pay all of Masada's reasonable legal fees and costs in this event Masada must go to court to enforce this Agreement and is successful in the court proceeding.

         18. Counterparts; Telecopy. This Agreement may be executed in one or more counterparts, each of which when taken together all comprise one instrument. Delivery of executed signature pages hereof by facsimile transmission will constitute effective and binding execution and delivery.

         19. Consultation. The Sellers acknowledge that they have: (a) carefully read and fully understand all of the provisions of this Agreement, and (b) had an opportunity to consult with their respective attorneys prior to executing this Agreement.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                             MASADA SECURITY, INC.



                             By: /s/ Charles F. Armstrong
                                ------------------------------------
                                Title: VP Corp. Development
                                      ------------------------------


                             /s/ Paul Kristynik
                             ---------------------------------------
                             Paul Kristynik



                             /s/ Mary Kristynik
                             ---------------------------------------
                             Mary Kristynik





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